Exhibit 99.1
Fox Factory Holding Corp. Board Member to Join Presidential Administration
Company’s Director Mr. Joseph Hagin to Serve as White House Deputy Chief of Staff for Operations
SCOTTS VALLEY, Calif., January 10, 2017 (GLOBE NEWSWIRE) -- Fox Factory Holding Corp. (NASDAQ:FOXF) (the “Company”), today announced that Mr. Joseph Hagin, a member of its Board of Directors will step down from the Board effective January 12, 2017 to accept an appointment as White House Deputy Chief of Staff for Operations.
“On behalf of our management team and Board of Directors, I would like to thank Joe for his thoughtful contributions, commitment and leadership on our Board over the last several years,” commented Larry L. Enterline, the Company’s Chief Executive Officer. “We appreciate Joe’s insights, his understanding of the importance of strong governance and his commitment to our shareholders.”
Mr. Hagin has served as a director on the Company’s Board of Directors since June 2013 and joined the Company as a director of its operating subsidiary, Fox Factory, Inc., in January 2009. His positions on the Company’s Board of Directors included Chairman of the Nominating and Governance Committee and member of the Audit Committee. The Board intends to fill the vacancy created by Mr. Hagin's departure in due course, when it identifies an appropriate candidate. In the interim, the Board intends to make an appointment to its Audit Committee to ensure ongoing compliance with the applicable NASDAQ listing rules.
About Fox Factory Holding Corp. (NASDAQ:FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX's team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.
Forward-Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the "safe-harbor" provisions contained in those sections. Forward-looking statements generally relate to future events or the Company's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company's ability to meet capital requirements for future growth and the other risks and uncertainties described in "Risk Factors" contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company's other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company's forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT
ICR
Katie Turner
646-277-1228
Katie.turner@icrinc.com